Exhibit 99.1
Rexford Industrial Announces Third Quarter 2024 Financial Results

Los Angeles, California - October 16, 2024 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the third quarter of 2024.

Third Quarter 2024 Financial and Operational Highlights:
•Net income attributable to common stockholders of $65.1 million, or $0.30 per diluted share, as compared to $56.3 million, or $0.27 per diluted share, for the prior year quarter.
•Company share of Core FFO of $130.0 million, an increase of 13.1% as compared to the prior year quarter.
•Company share of Core FFO per diluted share of $0.59, an increase of 5.4% as compared to the prior year quarter.
•Consolidated Portfolio NOI of $183.5 million, an increase of 17.6% as compared to the prior year quarter.
•Same Property Portfolio NOI increased 2.6% and Same Property Portfolio Cash NOI increased 5.3% as compared to the prior year quarter.
•Average Same Property Portfolio occupancy of 96.9%.
•Comparable rental rates increased by 39.2% compared to prior rents on a GAAP basis and by 26.7% on a cash basis on 1.6 million rentable square feet of new and renewal leases.
•Completed two acquisitions for an aggregate purchase price of $60.5 million and sold one property for a sales price of $7.3 million.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 22.2%.

“Rexford Industrial continues to deliver strong operating results, underscoring the quality of our value-driven business model and dynamic team,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “As we look ahead, we believe our extensive value-creation opportunity and favorable supply-demand dynamics inherent within our infill Southern California target market will continue to provide a significant runway to deliver high-quality, accretive cash flow growth for our stakeholders.”

Financial Results:

The Company reported net income attributable to common stockholders for the third quarter of $65.1 million, or $0.30 per diluted share, compared to $56.3 million, or $0.27 per diluted share, for the prior year quarter. For the nine months ended September 30, 2024, net income attributable to common stockholders was $203.5 million, or $0.94 per diluted share, compared to $165.8 million, or $0.83 per diluted share, for the prior year period. Net income for the nine months ended September 30, 2024 includes $18.0 million of gains on sale of real estate, as compared to $12.1 million for the prior year period.

The Company reported its share of Core FFO for the third quarter of $130.0 million, representing a 13.1% increase compared to $115.0 million for the prior year quarter. The Company reported Core FFO of $0.59 per diluted share, representing an increase of 5.4% compared to $0.56 per diluted share for the prior year quarter. For the nine months ended September 30, 2024, Core FFO was $383.1 million, representing a 17.5% increase compared to $326.0 million for the prior year period. For the nine months ended September 30, 2024, the Company reported Core FFO of $1.77 per diluted share, representing an increase of 9.3% compared to $1.62 per diluted share for the prior year period.

In the third quarter, the Company’s consolidated portfolio NOI and Cash NOI increased 17.6% and 20.7%, respectively, compared to the prior year quarter. For the nine months ended September 30, 2024, the Company’s consolidated portfolio NOI and Cash NOI increased 17.8% and 20.0%, respectively, compared to the prior year period.

In the third quarter, the Company’s Same Property Portfolio NOI and Cash NOI increased 2.6% and 5.3%, respectively, compared to the prior year quarter. For the nine months ended September 30, 2024, the Company’s Same Property Portfolio NOI and Cash NOI increased 4.7% and 7.7%, respectively, compared to the prior year period.

Operating Results:

Third quarter 2024 activity demonstrates strong leasing fundamentals within Rexford Industrial’s target infill Southern California markets:

	Q3-2024 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	56	994,566	35.8%	25.7%
Renewal Leases	52	599,529	41.4%	27.3%
Total Leases	108	1,594,095	39.2%	26.7%

As of September 30, 2024, the Company’s Same Property Portfolio occupancy was 96.7%. Average Same Property Portfolio occupancy for the third quarter was 96.9%. The Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.6% occupied and 97.8% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 93.0% occupied and 94.0% leased.

Transaction Activity:

During the third quarter of 2024, the Company completed two acquisitions totaling $60.5 million, comprising 271,205 square feet of buildings on 12 acres of land, including:

•950 W. 190th Street, Torrance, located in the Los Angeles — South Bay submarket, for $41.3 million or $103 per land square foot. The 9.2-acre site located at the interchange of the I-405 and I-110 freeways provides favorable access to the Ports of Los Angeles and Long Beach as well as the LAX air freight terminal. Upon expiration of a short-term sale leaseback, the Company intends to redevelop the site into a 195,000-square-foot Class-A industrial facility, featuring a 1-acre paved storage yard. The investment generates an initial 7.3% unlevered cash yield and is projected to stabilize at an unlevered cash yield of 6.7% on total investment. According to CBRE, the vacancy rate in the 198-million-square-foot LA — South Bay submarket was 4.2% at the end of the third quarter 2024.

•12900 Alondra Boulevard, Cerritos, located in the Los Angeles — Mid Counties submarket, for $19.2 million or $232 per square foot. The 82,660-square-foot single-tenant building, situated on 3.0 acres, is leased at rates estimated to be 35% below market rates. The investment is generating a 4.8% initial unlevered cash yield and is projected to stabilize in year three at a 6.5% unlevered cash yield. According to CBRE, the vacancy rate in the 103-million-square-foot LA – Mid Counties submarket was 5.2% at the end of the third quarter 2024.

Subsequent to the third quarter of 2024, through an off-market transaction, the Company acquired:

•13201 Dahlia Street, Fontana, located in the Inland Empire — West submarket, for $70.1 million or $251 per square foot. The 278,650-square-foot, cross-dock industrial building situated on 12.9 acres is newly leased to an investment-grade credit tenant. The investment is generating an initial 5.2% unlevered cash yield. According to CBRE, the vacancy rate in the 354-million-square-foot IE — West submarket was 5.6% at the end of the third quarter 2024.

Year to date, the Company has completed $1.4 billion in total investments, comprising 4.3 million square feet of buildings on 206 acres of land, which are projected to generate a weighted average unlevered initial yield of 5.0% and a projected unlevered stabilized yield of 5.7% on total investment.

The Company currently has a near-term acquisition pipeline comprising approximately $200 million of new investments within prime infill Southern California industrial markets under contract or accepted offer. These acquisitions are subject to customary due diligence and closing conditions; as such, there is no guarantee the Company will close on these transactions.

During the third quarter of 2024, the Company completed the disposition of 2553 Garfield Avenue, Commerce, located in the Los Angeles — Central submarket, for $7.3 million or $284 per square foot. The single tenant industrial building, totaling 25,615 square feet, was sold to a user for an unlevered IRR to the Company of 12.6%.

Year to date, the Company has sold five properties for an aggregate sales price of $44.3 million, which generated a weighted average unlevered IRR on investment of 12.8%.

During the third quarter of 2024, the Company rent commenced and stabilized three repositioning and redevelopment projects equal to 327,458 square feet, representing a total investment of $98.7 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 7.6%.

Year to date, the Company stabilized seven repositioning and redevelopment projects totaling 450,477 square feet, which represent a total investment of $165.1 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 8.4%.

Balance Sheet:
The Company ended the third quarter with $61.8 million in cash on hand and $995.0 million available under its unsecured revolving credit facility. As of September 30, 2024, the Company had $3.4 billion of outstanding debt, with an average interest rate of 3.8%, an average term-to-maturity of 3.8 years and no floating rate debt exposure. Including extension options available at the Company’s option, the Company has no significant debt maturities until 2026.

During the third quarter of 2024, the Company partially settled the outstanding forward equity sale agreement related to its March 2024 public offering by issuing 1,650,916 shares of common stock for net proceeds of $80.0 million.

Subsequent to the third quarter of 2024, the Company partially settled the outstanding forward equity sale agreement related to its March 2024 public offering by issuing 2,884,380 shares of common stock for net proceeds of $140.0 million.

As of October 16, 2024, the Company had approximately $614.0 million of net forward proceeds remain for settlement.

During the third quarter of 2024, the Company did not execute on its ATM Program. As of September 30, 2024, the Company’s ATM Program had approximately $927.4 million of remaining capacity.

Dividends:

On October 14, 2024, the Company’s Board of Directors authorized a dividend in the amount of $0.4175 per share for the fourth quarter of 2024, payable in cash on January 15, 2025, to common stockholders and common unit holders of record as of December 31, 2024.

On October 14, 2024, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on December 31, 2024, to preferred stockholders of record as of December 16, 2024.

Guidance:

The Company is updating its full year 2024 guidance as indicated below. The Core FFO guidance refers to the Company’s in-place portfolio as of October 16, 2024, and does not include any assumptions for additional acquisitions, dispositions or related balance sheet activities that have not closed. Please refer to the Company’s supplemental information package for a complete detail of guidance and 2024 Guidance Rollforward.

2024 Outlook (1)	Q3 2024 Updated Guidance	Q2 2024 Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.20 - $1.22	$1.19 - $1.21
Company share of Core FFO per diluted share	$2.33 - $2.35	$2.32 - $2.34
Same Property Portfolio NOI Growth - GAAP	4.25% - 4.75%	4.25% - 5.25%
Same Property Portfolio NOI Growth - Cash	7.0% - 7.5%	7.0% - 8.0%
Average Same Property Portfolio Occupancy (Full Year) (2)	96.5% - 96.75%	96.5% - 97.0%
General and Administrative Expenses (3)	+/- $83.0M	+/- $83.0M
Net Interest Expense	+/- $99.0M	+/- $99.0M

(1)2024 Guidance represents the in-place portfolio as of October 16, 2024, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through September 30, 2024 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (unless otherwise noted). Our 2024 Same Property Portfolio represents approximately 73% of total 3Q 2024 NOI.
(3)2024 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $38.8 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Updated Investor Presentation:

The Company’s supplemental financial reporting package as well as an updated investor presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

A conference call with executive management will be held on Thursday, October 17, 2024, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 9448082.
1 (800) 715-9871 (for domestic callers)
1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial:

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 424 properties with approximately 50.3 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2024 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2024 Estimate
	Low	High
Net income attributable to common stockholders	$1.20	$1.22
Company share of depreciation and amortization	1.21	1.21
Company share of gains on sale of real estate(1)	(0.08)	(0.08)
Company share of Core FFO	$2.33	$2.35
(1)Reflects the sale of five properties during the nine months ended September 30, 2024.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through September 30, 2024, and excludes (i) properties that were acquired or sold during the period from January 1, 2023 through September 30, 2024, and (ii) properties acquired prior to January 1, 2023 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of September 30, 2024, our 2024 Same Property Portfolio consisted of buildings aggregating 36,961,821 rentable square feet at 293 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Stabilization Date - Repositioning/Redevelopment Properties: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.

Net Debt to Enterprise Value: As of September 30, 2024, we had consolidated indebtedness of $3.4 billion, reflecting a net debt to enterprise value of approximately 22.2%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact:

investorrelations@rexfordindustrial.com

Financial Statements and Reconciliations:

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Land	$7,703,232	$6,815,622
Buildings and improvements	4,416,032	3,933,379
Tenant improvements	181,785	167,251
Furniture, fixtures, and equipment	132	132
Construction in progress	370,431	240,010
Total real estate held for investment	12,671,612	11,156,394
Accumulated depreciation	(925,373)	(782,461)
Investments in real estate, net	11,746,239	10,373,933
Cash and cash equivalents	61,836	33,444
Loan receivable, net	123,129	122,784
Rents and other receivables, net	17,315	17,494
Deferred rent receivable, net	151,637	123,325
Deferred leasing costs, net	69,152	59,351
Deferred loan costs, net	2,356	3,426
Acquired lease intangible assets, net	205,510	153,670
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	3,880	9,896
Other assets	34,092	25,225
Acquisition related deposits	—	2,125
Total Assets	$12,420,302	$10,929,829
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,350,190	$2,225,914
Interest rate swap liability	295	—
Accounts payable, accrued expenses and other liabilities	169,084	128,842
Dividends and distributions payable	95,288	83,733
Acquired lease intangible liabilities, net	155,328	147,561
Tenant security deposits	91,983	84,872
Tenant prepaid rents	93,218	115,002
Total Liabilities	3,955,386	2,785,924
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at September 30, 2024 and December 31, 2023 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at September 30, 2024 and December 31, 2023 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 219,507,345 and 212,346,450 shares outstanding at September 30, 2024 and December 31, 2023, respectively	2,195	2,123
Additional paid in capital	8,318,979	7,940,781
Cumulative distributions in excess of earnings	(407,695)	(338,835)
Accumulated other comprehensive loss	1,474	7,172
Total stockholders’ equity	8,070,629	7,766,917
Noncontrolling interests	394,287	376,988
Total Equity	8,464,916	8,143,905
Total Liabilities and Equity	$12,420,302	$10,929,829

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUES
Rental income	$238,396	$204,212	$682,359	$583,474
Management and leasing services	156	158	444	519
Interest income	3,291	1,029	10,709	3,408
TOTAL REVENUES	241,843	205,399	693,512	587,401
OPERATING EXPENSES
Property expenses	54,867	48,085	154,254	135,220
General and administrative	20,926	18,575	60,213	55,039
Depreciation and amortization	69,241	60,449	203,415	178,671
TOTAL OPERATING EXPENSES	145,034	127,109	417,882	368,930
OTHER EXPENSES
Other expenses	492	551	2,204	1,504
Interest expense	27,340	15,949	70,423	46,830
TOTAL EXPENSES	172,866	143,609	490,509	417,264
Gains on sale of real estate	1,745	—	18,013	12,133
NET INCOME	70,722	61,790	221,016	182,270
Less: net income attributable to noncontrolling interests	(2,952)	(2,824)	(9,399)	(8,605)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	67,770	58,966	211,617	173,665
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: earnings attributable to participating securities	(395)	(314)	(1,222)	(952)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$65,061	$56,338	$203,452	$165,770
Net income attributable to common stockholders per share – basic	$0.30	$0.27	$0.94	$0.83
Net income attributable to common stockholders per share – diluted	$0.30	$0.27	$0.94	$0.83
Weighted-average shares of common stock outstanding – basic	218,760	205,280	216,857	200,455
Weighted-average shares of common stock outstanding – diluted	219,133	205,448	216,994	200,668

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:
	September 30,
	2024	2023	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	97.3%	97.4%	(10) bps
Orange County	99.4%	98.5%	90 bps
Riverside / San Bernardino County	96.9%	95.2%	170 bps
San Diego County	94.4%	97.8%	(340) bps
Ventura County	92.9%	98.8%	(590) bps
Same Property Portfolio Weighted Average Occupancy	96.9%	97.2%	(30) bps

Ending Occupancy:	96.7%	97.4%	(70) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 3Q-2024 and June 2024 (for 3Q-2024) and the end of each month in 3Q-2023 and June 2023 (for 3Q-2023).

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Rental income	$175,334	$170,392	$4,942	2.9%	$520,131	$496,393	$23,738	4.8%
Property expenses	41,207	39,620	1,587	4.0%	118,803	113,261	5,542	4.9%
Same Property Portfolio NOI	$134,127	$130,772	$3,355	2.6%	$401,328	$383,132	$18,196	4.7%
Straight line rental revenue adjustment	(5,946)	(7,720)	1,774	(23.0)%	(15,813)	(21,666)	5,853	(27.0)%
Above/(below) market lease revenue adjustments	(4,905)	(5,977)	1,072	(17.9)%	(15,778)	(18,210)	2,432	(13.4)%
Same Property Portfolio Cash NOI	$123,276	$117,075	$6,201	5.3%	$369,737	$343,256	$26,481	7.7%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$70,722	$61,790	$221,016	$182,270
General and administrative	20,926	18,575	60,213	55,039
Depreciation and amortization	69,241	60,449	203,415	178,671
Other expenses	492	551	2,204	1,504
Interest expense	27,340	15,949	70,423	46,830
Management and leasing services	(156)	(158)	(444)	(519)
Interest income	(3,291)	(1,029)	(10,709)	(3,408)
Gains on sale of real estate	(1,745)	—	(18,013)	(12,133)
Net operating income (NOI)	$183,529	$156,127	$528,105	$448,254
Straight line rental revenue adjustment	(11,441)	(11,792)	(28,376)	(28,073)
Above/(below) market lease revenue adjustments(1)	(6,635)	(7,241)	(21,494)	(21,763)
Cash NOI	$165,453	$137,094	$478,235	$398,418

NOI	$183,529	$156,127	$528,105	$448,254
Non-Same Property Portfolio rental income	(63,062)	(33,820)	(162,228)	(87,081)
Non-Same Property Portfolio property expenses	13,660	8,465	35,451	21,959
Same Property Portfolio NOI	$134,127	$130,772	$401,328	$383,132
Straight line rental revenue adjustment	(5,946)	(7,720)	(15,813)	(21,666)
Above/(below) market lease revenue adjustments	(4,905)	(5,977)	(15,778)	(18,210)
Same Property Portfolio Cash NOI	$123,276	$117,075	$369,737	$343,256

(1)Above/(below) market lease revenue adjustments include the write-off of $0 and $1,318 for the three and nine months ended June 30, 2023, respectively, that is attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term. There were no comparable write-offs for the three and nine months ended September 30, 2024.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$70,722	$61,790	$221,016	$182,270
Adjustments:
Depreciation and amortization	69,241	60,449	203,415	178,671
Gains on sale of real estate	(1,745)	—	(18,013)	(12,133)
Funds From Operations (FFO)	$138,218	$122,239	$406,418	$348,808
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: FFO attributable to noncontrolling interests(1)	(5,389)	(4,909)	(15,987)	(14,554)
Less: FFO attributable to participating securities(2)	(566)	(461)	(1,718)	(1,339)
Company share of FFO	$129,949	$114,555	$381,770	$325,972

Company Share of FFO per common share – basic	$0.59	$0.56	$1.76	$1.63
Company Share of FFO per common share – diluted	$0.59	$0.56	$1.76	$1.62

FFO	$138,218	$122,239	$406,418	$348,808
Adjustments:
Acquisition expenses	6	10	114	330
Impairment of right-of-use asset	—	—	—	188
Amortization of loss on termination of interest rate swaps	59	59	177	177
Non-capitalizable demolition costs	—	361	1,127	701
Write-offs of below-market lease intangibles related to unexercised renewal options(3)	—	—	—	(1,318)
Core FFO	$138,283	$122,669	$407,836	$348,886
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: Core FFO attributable to noncontrolling interest(1)	(5,391)	(4,924)	(16,035)	(14,556)
Less: Core FFO attributable to participating securities(2)	(567)	(462)	(1,725)	(1,339)
Company share of Core FFO	$130,011	$114,969	$383,133	$326,048

Company share of Core FFO per common share – basic	$0.59	$0.56	$1.77	$1.63
Company share of Core FFO per common share – diluted	$0.59	$0.56	$1.77	$1.62

Weighted-average shares of common stock outstanding – basic	218,760	205,280	216,857	200,455
Weighted-average shares of common stock outstanding – diluted	219,133	205,448	216,994	200,668
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into common units of the Company’s operating partnership.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Reflects the write-off of the portion of a below-market lease intangible attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term.